Exhibit 99.1

Apergy and ChampionX Complete Merger to Create the New ChampionX

•	Creates a Global Leader in Production-Optimization Solutions

•	Newly combined company now named “ChampionX Corporation”; ticker symbol “CHX”

•	Integration expected to deliver $75 million in cost synergies plus additional revenue growth opportunities

•	Transaction immediately deleverages the combined company’s balance sheet

•	Two new board members will join seven existing Apergy board members to form the new ChampionX Corporation board of directors

THE WOODLANDS, TX, June 3, 2020 – ChampionX Corporation, formerly known as Apergy Corporation (“ChampionX” or “the Company”) (NYSE: APY) announced today the completion of the merger of the businesses of Apergy Corporation and ChampionX Holding Inc., the former upstream energy business of Ecolab Inc. In association with this transaction, Apergy Corporation has changed its name to ChampionX Corporation, and beginning tomorrow its shares of common stock will trade on the New York Stock Exchange under the symbol “CHX”.

“Today we are proud to launch ChampionX, a company that will be an essential player and long-term winner in the oil and gas industry,” said Sivasankaran “Soma” Somasundaram, President and Chief Executive Officer of ChampionX. “Our combined company will be a strong and resilient organization with a broad geographic footprint, high quality customer base, and significant recurring revenue. “The combination enables us to bring together a unique platform with best-in-class product lines in artificial lift, production chemicals, and digital technology delivered with superior service capabilities to provide the full spectrum of production-optimization solutions to our customers. Our 7,000-plus talented employees around the world will continue to work collaboratively to solve problems for our customers. Financially, the successful completion of this transaction results in a company with sustainable strong free cash flow generation and has an immediate deleveraging benefit for the Company’s balance sheet. We will immediately implement our plans to capture the $75 million in expected cost synergies, plus additional revenue growth opportunities made possible by the complementary product, geography, and customer profiles of the combined organization.

“I am delighted to welcome Heidi Alderman and Stu Porter to the ChampionX board of directors. They are both highly qualified individuals and we will greatly benefit from their experience and guidance. We are excited about our future as ChampionX, and as we begin our journey we will be guided by our purpose of ‘improving lives’ supported by our foundation of a strong culture and operating principles.”

The transaction resulted in existing ChampionX Holding Inc. equityholders owning approximately 62% of ChampionX on a fully diluted basis, with Apergy equityholders prior to the merger owning approximately 38% of ChampionX on a fully diluted basis.

New Board Members

In addition to the seven directors which formed the board of directors of Apergy Corporation prior to the completion of the transaction, ChampionX appointed Heidi Alderman and Stuart Porter to its board of directors.

Heidi S. Alderman

Heidi Alderman is the former Senior Vice President, Intermediates of BASF Corporation (a global chemical manufacturing company), a position she held from 2016 until her retirement in 2019. Prior to this role, Ms. Alderman held the positions of Senior Vice President, North American Petrochemicals from 2011 to 2016; Senior Vice President, North American Procurement from 2008 to 2011; Vice President, Functional Polymers from 2005 to 2008; and Business Director, Polymers from 2003 to 2005, all at BASF SE.

Ms. Alderman’s 39-year career in chemicals manufacturing brings a unique and valuable perspective to the Board. She also holds a bachelor’s degree in chemical engineering from Stevens Institute of Technology and a master’s degree in chemical engineering from Drexel University, providing a depth of expertise for the Company’s expanded business. Ms. Alderman has held various positions in business, operations, research, procurement, product and marketing management at BASF, Air Products and Chemicals Inc. and Rohm and Haas, in addition to completing the University of Pennsylvania Wharton Management Program in business administration, providing a global business management perspective to the Board.

Ms. Alderman has served on the Board of Olin Corporation since 2019 where she is a member of the Directors and Corporate Governance Committee.

Stuart Porter

Stu Porter founded Denham Capital in 2004 and is a Managing Partner as well as Denman’s Chief Executive Officer and Chief Investment Officer. Mr. Porter holds a Bachelor of Arts from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School of Business.

Mr. Porter brings three plus decades of experience evaluating, investing and advising companies all along the energy value chain. In his current and previous roles, he has overseen the management of 40 upstream, midstream and oilfield service companies representing in excess of $3.5 billion of invested capital. Additionally, Mr. Porter has significant global experience, managing offices in London and Perth Australia for Denham Capital as well as deploying investment capital across more than 25 portfolio companies in Africa, Australasia, and North and South America. In Mr. Porter’s previous roles as a founding partner of Sowood Capital Management LP and Vice President and Portfolio Manager at Harvard Management Company, Inc., Bacon Investments, at J. Aron, a division of Goldman Sachs, and at Cargill Mr. Porter oversaw both trading and investment portfolios in energy in both the public and private sectors.

About ChampionX

ChampionX (formerly known as Apergy Corporation) is a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. ChampionX’s products provide efficient functioning throughout the lifecycle of a well - from drilling to completion to production. ChampionX’s Chemical Technologies offering consist of chemistry solutions to maximize production from flowing oil and gas wells as well as chemistry solutions used in drilling and completion activities. ChampionX’s Production & Automation Technologies offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment and software for Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement, and asset integrity management. ChampionX’s Drilling Technologies offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. To learn more about ChampionX, visit our website at www.championX.com.

Forward-Looking Statements

This news release contains statements relating to future actions and results, which are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX’s market position and growth opportunities. Forward-looking statements include, but are not limited to, statements related to ChampionX, ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX, the effects of competition, and the effects of future legislation or regulations and other non-historical statements. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, tax and regulatory matters; and changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the year ended December 31, 2019, and in ChampionX’s other filings with the SEC, for a discussion of these and other risks and uncertainties. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: David Skipper

david.skipper@apergy.com

713-230-8031

Media Contact: John Breed

john.breed@apergy.com

281-403-5751

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